UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

Siebert Financial Corp.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

535 Fifth Avenue, 4th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value	SIEB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 27, 2022, Siebert Financial Corp. (the “Company”) entered into a Capital on DemandTM Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, as agent (“Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent, shares of the Company’s common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to $9,600,000 (the “Offering”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-262895) and the related base prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 18, 2022, and declared effective by the SEC on March 2, 2022 (the “Registration Statement”), as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated May 27, 2022 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Under the Sales Agreement, Agent may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. The Company may instruct Agent not to sell the Shares if the sales cannot be effected at or above the price designated by the Company from time to time.

The Company is not obligated to make any sales of the Shares under the Sales Agreement. The Company or Agent may suspend or terminate the Offering upon notice to the other party and subject to other conditions.

The Company will pay Agent a commission rate equal to 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Agent with customary indemnification and contribution rights. The Company will also reimburse Agent for certain specified expenses in connection with entering into the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Mitchell Silberberg & Knupp LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement and any accompanying prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements include statements relating to any future sales under the Sales Agreement, the ability of the Company’s current cash balance to fund its operations or potential development plans. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual events or results may differ materially from those stated in any such statements due to various factors, some of which are discussed in the Company’s Annual Report on Form 10-K for the year December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as well as other subsequent filings by the Company with the SEC. Statements included or incorporated by reference into this Current Report on Form 8-K are based upon information known to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of Mitchell Silberberg & Knupp LLP.
10.25	Capital on DemandTM Sales Agreement, dated May 27, 2022, by and between Siebert Financial Corp. and JonesTrading Institutional Services LLC.
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2022	SIEBERT FINANCIAL CORP.

	By:	/s/ Andrew H. Reich
		Name:	Andrew H. Reich
		Title:	Executive Vice President, Chief Operating
Officer, Secretary
and Director (Principal executive, financial
and accounting officer)